UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2021

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, NY (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL:  See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Citigroup Inc. (Citi) has begun a Transformation Program across the firm to drive excellence in its risk and control environment, its operations and its service to clients. Colleagues at all levels are expected to play an active role in achieving these standards, and senior leaders will be accountable for driving progress. Citi’s compensation philosophy includes the accountability senior leaders at the firm have – individually and collectively – to meet the milestones required for a successful Transformation. Lack of sufficient progress will negatively affect the compensation of senior leaders, and senior leaders will have the opportunity to benefit from the achievement of Citi’s Transformation goals.

Consistent with this compensation philosophy, on August 13, 2021, the Personnel and Compensation Committee of Citi’s Board of Directors approved a program for Mark Mason, Chief Financial Officer, Paco Ybarra, CEO, Institutional Clients Group, and Michael Whitaker, Head of Enterprise Operations and Technology, that provides an opportunity for each to earn additional compensation based on the achievement of Citi’s Transformation goals from August 2021 through December 2024 and satisfaction of other conditions. Under this program, Messrs. Mason, Ybarra and Whitaker each have the opportunity to earn up to an additional $5 million, payable based on collective performance in respect of Citi’s Transformation goals over a multi-year performance period, divided into three parts, with payment allocated as follows: 25% in February 2023, 25% in February 2024 and 50% February 2025.

The program also will apply to other senior leaders critical to helping deliver a successful Transformation, excluding Jane Fraser, Citi’s Chief Executive Officer, with the value varying based on individual compensation levels. The portion of the target, if any, that the executives earn is tied to submission of suitable Transformation plans to Citi’s regulators in the U.S., timely execution of required interim measures, timely execution of highest-priority risk-reduction Transformation plan components, sustainable metrics in program execution, resourcing, risk reduction, and data governance, and demonstrable, quality leadership in all job specific aspects of the Transformation. Awards actually earned may be less than, but not greater than, the target. The Committee will evaluate the collective performance of program participants against these measures, with the baseline payout percentage being generally consistent across all participants.

Payment for each part will be in cash, in a lump sum, with the third payment indexed to changes in the value of Citi’s common stock from the award date through the payment date.

Payments in the event of any category of employment termination or change in job title or employment status are subject to Citi’s discretion. Cancellation and clawback is provided for in the event of misconduct and certain other circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.

104	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: August 13, 2021
	By:	/s/ Rohan Weerasinghe
Name: Rohan Weerasinghe Title: General Counsel and Corporate Secretary

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